                               PRICING SUPPLEMENT


                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 13                                  Trade Date: 04/08/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 04/11/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is April 9, 2002

        CUSIP
          or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UDK7              $5,912,000.00              6.00%                  04/15/12                 100%

    Interest Payment
       Frequency                                     Subject to           Dates and terms of redemption
      (begin date)          Survivor's Option        Redemption          (including the redemption price)
    ----------------        -----------------        ----------          --------------------------------
        10/15/02                   Yes                  Yes                        100% 04/15/03
     semi-annually                                                            semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $5,838,100.00             $73,900.00                $2.00             ABN AMRO Financial
                                                                             Services, Inc.